SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ONVIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ONVIA STOCKHOLDER LETTER

Dear Stockholders:

2012 represents the conclusion of the second year of our turnaround plan. I am pleased to report that I believe our business has stabilized and is now positioned for growth. Let’s begin by reviewing our four initiatives and our performance against these initiatives in 2012. Our first 2012 initiative was to continue to drive improvement in our Small and Medium Business (or SMB) sales organization. All of our key metrics showed improvement in 2012. In the fourth quarter of 2012 our SMB Annual Contract Value per Client (or ACVC) was $8,891, a 32% improvement over our SMB ACVC of $6,739 in the fourth quarter of 2011. In addition our volume of business increased with the number of transactions per salesperson per month increasing 40% when comparing the end of 2012 with 2011. Higher ACVC and an increase in transaction volumes drove a sales increase of 50% for SMB acquisition in 2012. This positive trend in results drove our decision to increase our SMB acquisition staff to 20 salespeople in the fourth quarter of 2012. We also made good progress in SMB retention. In particular first year client retention increased by 17 points when comparing the end of 2012 with the end of 2011. Our new market definition, the enhanced quality of our selling efforts and customer care program, and the improvements in our database solution has increased our value to our first year clients.

Our second 2012 initiative was to continue to execute our product roadmap to enhance our value to customers, further differentiate us from the competition, and continue our migration to being the preferred business intelligence provider in public sector procurement. Overall we had success in executing this initiative. Onvia 5 was launched to improve the customer experience and user navigation. We introduced Term Contract Center by publishing over 150,000 active term contracts. We re-launched Spending Forecast Center by providing 30,000 Project Previews (a data mining tool) to allow our customers greater precision in searching the vast library of budgets and capital improvement plans. Equally important we continued to normalize and enhance our content so our customers can quickly access relevant procurement intelligence that fits their needs. We have completed the normalization of public sector agency names and expect to complete the normalization of government contractors during the second quarter of 2013. For the first time in ten years we expanded our taxonomy with new categories in response to our customers’ desire for more relevant search results. All of these investments have been made to continue to enhance our value proposition from an aggregator of public procurement documents to a robust, customer friendly database of public procurement intelligence.

Our third 2012 initiative was to improve our Marketing. Good progress was made in this area. We re-launched our brand as “intelligence to win more government business” reflecting our future direction of our product roadmap. We accelerated our lead generation program and now 50% of our SMB sales come from marketing generated activities such as trade shows, webinars, email campaigns and white papers. We also re-launched our web site and continue to improve our search engine optimization (or SEO) rankings and the volume of web leads generated. We have introduced a blog and are using social media to drive more traffic to our web site.

Our final 2012 initiative was to build our Enterprise business. We were not successful with this initiative. While our enterprise client retention improved in 2012 when compared with 2011, our new Enterprise client acquisitions did not increase as planned. The impact of these many improvements is not immediately reflected in our financial results. However, as I stated before I believe our business has now stabilized and is positioned to begin to show growth in 2013.

In 2013 we have four major initiatives that we will be reporting on each quarter. Our first 2013 initiative is to scale the successful process developed for SMB acquisition in 2012. We are fully staffed with twenty salespeople in SMB acquisition. Early indications are positive and we expect that the new hires will be successful and are well qualified to supplement our experienced staff. The success of this initiative will be measured by ACVC and the percentage growth in acquisition sales year over year.

Our second 2013 initiative is to maximize growth with our SMB customer base. We have proven that we can retain SMB customers with a stronger product and a well-defined customer care program. Our focus will shift toward growth in 2013. A growth plan is being developed for each targeted SMB client. The success of this initiative will be the increase in sales we generate from our SMB clients in 2013 when compared with 2012.

Our third 2013 initiative is to continue to execute our product roadmap to strengthen the value of the database, make our solution easier to use for the customer, and continue to add solutions to help our customers win more government business. In 2013 we plan to launch Onvia 6 with a workflow user interface, introduce vendor intelligence for competitor and partner analytics, and by year end simplify the ability to search the Onvia database so our customers can realize immediate value from the Onvia solution with minimal training. The success of this initiative will be measured by our ability to deliver the roadmap on schedule and within budget.

Our fourth and final initiative is to develop and begin to execute a strategy for Enterprise sales that is scalable for 2014. Our objective is to be in a position by the end of 2013 to scale Enterprise in 2014. The success of this initiative will be measured by the development of this plan by the end of 2013.

I look forward to reporting on our progress throughout 2013. I remain confident that we have the right strategy, organization, talent and culture to successfully execute the plan. Please be assured that we have a high sense of urgency to create stockholder value and increase customer satisfaction.

Henry G. Riner

President & CEO

Cautionary Note

In addition to historical information, this letter to stockholders contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “intend,” “plan,” “expect,” “should,” “indicate” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Forward-looking statements contained in this letter to stockholders may relate to, but are not limited to, statements regarding Onvia’s future results of operations, the progress to be made by Onvia’s 2013 initiatives, and Onvia’s future product and content offerings. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia’s “targeted accounts” strategy may fail to increase contract value of new customers; Onvia’s investment in sales and marketing may fail to improve sales penetration and client retention rates; client adoption of Onvia’s enterprise solutions may be slower than expected; identifying partners to distribute Onvia’s content may be slower than expected; Onvia’s new product releases may fail to improve sales penetration and client retention rates; and Onvia’s technology may fail to handle the increased demands on its infrastructure caused by increasing network traffic and the volume of aggregated data. Additional information on factors that may impact these forward-looking statements can be found in the “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections, as applicable, in Onvia’s Annual Report on Form 10-K for the year December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Any forward-looking statement made by Onvia in this release is as of the date indicated. Factors or events that could cause Onvia’s actual results to differ may emerge from time to time, and it is not possible for Onvia to predict all of them. Onvia assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this letter as a result of new information or future events or developments, except as may be required by law.

2013 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Seattle, Washington

April 9, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders of Onvia, Inc. It will be held on May 9, 2013 at 1:00 p.m. Pacific Time, at our executive offices located at 509 Olive Way, Suite 400, Seattle, Washington 98101.

The principal business of the Annual Meeting is stated on the attached Notice of Annual Meeting of Stockholders, including proposals for the election of directors, an advisory resolution to approve our executive compensation, and an advisory vote on the frequency of future advisory votes to approve our executive compensation. Our Board of Directors recommends a vote FOR each of the proposals, including a vote on executive compensation every three years, as described in this Proxy Statement.

Please read this Proxy Statement carefully to learn more about this and related matters. Our Annual Report for 2012 is also included to give you more information about our progress.

Your VOTE is important. Whether or not you plan to attend the Annual Meeting, please vote your shares using the Internet, the phone, or by mail by returning the proxy card enclosed.

Henry G. Riner

President & CEO

Notice of Annual Meeting of Stockholders

When:	1:00 p.m., Pacific Time, May 9, 2013

Where:	509 Olive Way, Suite 400 Seattle, Washington 98101

Record Date:	March 14, 2013

Agenda:	1. To elect three Class I directors nominated by our Board of Directors to serve a term of three years.

2. To approve an advisory resolution approving the compensation of our named executive officers for 2012.

3. To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of our named executives officers.

4. Any other business that may properly come before the Annual Meeting.

The Board of Directors urges you to vote FOR election of the Board’s nominees for director.

More information on all of these matters is included in the following Proxy Statement. You are entitled to vote on these matters and to attend the Annual Meeting if you held of record Onvia shares as of the close of business on our record date, March 14, 2013.

This Proxy Statement is being sent to Onvia’s stockholders on or about April 9, 2013.

Voting Instructions—YOUR VOTE IS IMPORTANT!

Please vote your shares, whether or not you plan to attend the Annual Meeting, by completing and returning your proxy card or using the Internet or phone and following the instructions on your proxy card or voting instruction form. This helps to ensure the presence of a quorum at our Annual Meeting so we can transact business. When you vote your shares promptly, you also help save costs we might otherwise incur for additional proxy solicitation. Voting now by Internet, phone or mail will not prevent you from changing your vote later. Instructions for changing your vote are given on page 2.

For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, during ordinary business hours at our executive offices located at 509 Olive Way, Suite 400, Seattle, Washington 98101.

PLEASE DO NOT SUBMIT A PAPER PROXY CARD OR VOTING INSTRUCTION FORM

IF YOU ARE VOTING BY INTERNET OR PHONE.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held

on May 9, 2013.

This Proxy Statement and 2012 Annual Report are available at http://www.edocumentview.com/ONVI.

ONVIA, INC.

509 Olive Way, Suite 400

Seattle, Washington 98101

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 9, 2013

The Board of Directors is issuing this Proxy Statement to solicit proxies for the Annual Meeting of Stockholders on May 9, 2013 at 1:00 p.m. Pacific Time, at 509 Olive Way, Suite 400, Seattle, Washington 98101. This Proxy Statement contains important information about the business matters that will be voted on at the Annual Meeting. This Proxy Statement and proxy card were first sent to stockholders on or about April 9, 2013.

GENERAL INFORMATION

Voting Rights and Quorum

Stockholders eligible to vote at the Annual Meeting are those identified as owners of record at the close of business on the record date, March 14, 2013. Each outstanding share of common stock is entitled to one vote on all items presented at the Annual Meeting. At the close of business on March 14, 2013, Onvia had 8,566,263 shares of common stock outstanding and entitled to vote.

A majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes “for” and “against,” and “abstentions” will be counted as present in determining the presence of a quorum.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all of your shares are voted.

Proxies Not Returned and Broker Non-Votes

If your shares are held in your name, you must return your proxy, vote by telephone or via the Internet, or attend the Annual Meeting in person in order to vote on the proposals. A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item. If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”). None of the proposals to be acted upon at the Annual Meeting are “discretionary” items. Accordingly, if you are a beneficial owner, your broker, bank, or other holder of record may not vote your shares on the election of directors, the advisory resolution approving the compensation of our named executive officers or the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers without your voting instructions on those proposals, because such proposals are considered “non-discretionary.”

Vote Required

With respect to Proposal No. 1, the election of directors, the three directors receiving the largest number of votes “for” will be elected. Only votes “for” or “withheld” will affect the outcome. With respect to Proposal No. 2, the advisory resolution approving the compensation of our named executive officers for 2012, to be approved the proposal must receive “for” votes from holders of a majority of our shares present, in person or represented by proxy, and entitled to vote. You may vote “for,” “against,” or “abstain” from Proposal No. 2. If you “abstain” from voting, it will have the same effect as an “against” vote. With respect to Proposal No. 3, the frequency of the advisory vote to approve named executive officer compensation, we will consider the alternative receiving the greatest number of votes—one year, two years or three years—to be the frequency that stockholders approve. However, because this vote is advisory and not binding on us or our Board of Directors in any way, our Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote to approve named executive compensation more or less frequently than the alternative approved by our stockholders. You may also “abstain” from voting on Proposal No. 3.

Proxy Solicitation

The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting. We will bear the costs of soliciting proxies. In addition to soliciting stockholders by mail and through our employees, we may request banks, brokers, custodians, nominees, and fiduciaries to solicit customers for whom they hold shares of our common stock, and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our directors, officers, and others to solicit proxies, personally, by telephone or otherwise, without additional compensation. We have not retained the services of a proxy solicitor in connection with the Annual Meeting.

Voting of Proxies and Revocation

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned but not marked will be voted by the persons named in the proxy card as recommended by our Board of Directors and in accordance with the best judgment of the named proxies on any other matters that may come before the meeting. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to Onvia’s Corporate Secretary a written instrument revoking the proxy with a later date, or by attending the Annual Meeting and voting in person.

We urge you to promptly vote and submit your proxy by telephone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Onvia is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Onvia’s Board of Directors currently consists of seven directors. For election purposes, the Board is divided into three classes. Each class serves a different three-year term, such that one of the three classes stands for election each year. Class I directors will be elected at the 2013 Annual Meeting. James L. Brill, Henry G. Riner and D. Van Skilling have been designated by the Board as the nominees for election as Class I directors for a term expiring at the Annual Meeting of Stockholders in 2016, and until their successors are duly elected and qualified. Messrs. Brill, Riner and Skilling currently serve as directors of Onvia. Each of these nominees was recommended to the Board by the Nominating and Corporate Governance Committee and was approved by the Board. The recommendations of the Board is based on its carefully considered judgment that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the Board.

Class I Director Nominees (If elected, Terms Expire at the 2016 Annual Meeting)

James L. Brill, age 61, has served as a director of Onvia since March 2004. Since September 2012, he has served as Chief Administrative Officer of On Assignment, Inc., a staffing agency for science, information technology and healthcare professionals. He served as Senior Vice President of Finance and Chief Financial Officer of On Assignment from January 2007 to August 2012. From July 1999 to December 2006, he served as Vice President of Finance and Chief Financial Officer of Diagnostic Products Corporation, a medical diagnostics manufacturer. From August 1998 to June 1999, Mr. Brill served as Chief Financial Officer of Jafra Cosmetics International, a cosmetics manufacturer, and Vice President of Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998. Mr. Brill is qualified to serve on our Board because he brings a strong executive background, with extensive experience in corporate finance, accounting and strategic planning.

Henry G. Riner, age 62, has served as a director of Onvia since November 2010, and was appointed President and Chief Executive Officer of Onvia effective October 2010. Before joining Onvia, Mr. Riner was Chief Executive Officer of OSG Billing Services (“OSG”), a New Jersey-based company that provides web-based invoice and statement printing services since 2009. From 2006 to 2008, he served as Chief Executive Officer of CoAMS, Inc., a trade promotions management company, and Chief Executive Officer of SourceLink, Inc. (“SourceLink”), a direct marketing services provider, from 1997 to 2005. Prior to SourceLink, Mr. Riner was Chief Executive Officer of University Microfilm (now known as ProQuest), the information and learning division of Bell and Howell Company, from 1994 until 1997. As President and Chief Executive Officer, Mr. Riner serves as the primary liaison between the Board and management and as the executive with overall responsibility for executing Onvia’s strategic plan, which uniquely qualified him to serve on our Board.

D. Van Skilling, age 79, has served as a director of Onvia since November 2004, and effective November 2010, was appointed Chairman of the Board. He has been President of Skilling Enterprises since March 1999. He retired in April 1999 as Chairman and Chief Executive Officer of Experian Information Systems Inc., positions he held since Experian was formed in 1996. Previously he was employed by TRW, Inc. for twenty-seven years, and was Executive Vice President from 1989 to 1996. He is a director of The American Business Bank, the non-executive Chairman of CoreLogic, Inc. and a former director of First American Corporation, First Advantage Corporation, The Lamson and Sessions Company and McData Corporation. Mr. Skilling is qualified to serve on our Board because he brings a strong executive background with extensive executive experience in corporate finance and strategic planning, corporate governance and public company executive compensation.

The Board of Directors Recommends a Vote “FOR”

Each of the Board’s Nominees.

Class II Director (Term Expires at the 2014 Annual Meeting)

Roger L. Feldman, age 51, has served as a director of Onvia since March 2004. Mr. Feldman is a principal of West Creek Capital, an investment firm he co-founded in 1992. Prior to forming West Creek Capital, Mr. Feldman was an investment banker and an attorney. Mr. Feldman is qualified to serve on our Board because he brings a strong background in business and finance, corporate and securities laws and corporate governance matters.

Class III Directors (Terms Expire at the 2015 Annual Meeting)

Jeffrey C. Ballowe, age 57, has served as a director of Onvia since December 1999. Before leaving Ziff Davis at the end of 1997 where he was president of the Interactive Media Division, Mr. Ballowe led the launches of five magazines, ZDNet on the Web, ZDTV (became TechTV), and the initial ZD/Softbank investments in Yahoo!, Inc. Mr. Ballowe has served on a number of public and private company boards besides Onvia, including NBCi. He currently serves on the board of or advises a number of companies including Anvato, Inc., Iconology, Inc., dba comiXology and Aktana, Inc. Mr. Ballowe is qualified to serve on our Board because he brings a strong background in business and finance, with extensive experience in sales and marketing, strategic planning, and public company executive compensation.

Robert G. Brown, age 66, has served as a director of Onvia since November 2004, and the lead independent director since October 2005. Mr. Brown is currently President of Brightwood Advisors, a private company providing business consulting to technology companies and investors. Prior to Brightwood Advisors, Mr. Brown was Group President with Harte-Hanks, a provider of direct marketing services, and President and Chief Executive Officer of ZD Market Intelligence, a division of Ziff Davis, Inc. Mr. Brown is qualified to serve on our Board because he brings a strong executive background with extensive executive experience in sales and marketing, corporate finance and accounting, and strategic planning.

Michael E.S. Frankel, age 44, has served as a director of Onvia since November 2010. Since February 2013, he has served as Chief Financial Officer of Iconology, Inc., dba comiXology, a digital online media company that sells digital comics and graphic novels. Previously, he served as a consultant of Hyde Park Advisory, LLC, a firm advising on strategy and M&A matters that he founded in 2011. He previously served as SVP Business Development and M&A of LexisNexis Group, a leading global provider of content-enabled workflow solutions, from 2008 to 2011, SVP Corporate Development for Information Resources Inc., a provider of enterprise market information solutions and services, from 2005 to 2008, VP Business Development for GE Capital, the financial services unit of General Electric, from 2003 to 2005, and VP Corporate Development for VeriSign, Inc., a leading provider of online security, from 2000 to 2003. Mr. Frankel was also an investment banker with Merrill Lynch and a corporate attorney with Skadden, Arps. Mr. Frankel is qualified to serve on our Board because he brings a strong background in corporate strategy, strategic transactions, business and finance, corporate and securities laws and corporate governance matters.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2013, certain information with respect to the beneficial ownership of Onvia’s common stock by: (i) each stockholder known by Onvia to be the beneficial owner of more than 5% of its common stock; (ii) each of its directors; (iii) the Named Executive Officers identified in the 2013 Summary Compensation Table set forth below in this Proxy Statement; and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)
Asamara, LLC (4)	1,598,239	18.66%
Nadel and Gussman
James F. Adelson
Stephen J. Heyman
15 East 5th Street, 32nd Floor
Tulsa, OK 74103
STG UGP, LLC (5)	1,242,781	14.51%
STG III GP LP
STG III LP
STG III-A LP
Wadhwani Romesh
2475 Hanover Street
Palo Alto, CA 94304
Diker Management, LLC (6)	615,522	7.19%
Diker GP, LLC
Charles M. Diker
Mark N. Diker
730 Fifth Ave., 15th Floor
New York, NY 10019
Roger L. Feldman, Director (7) (8)	571,066	6.62%
3 Bethesda Metro Center, Suite 810
Bethesda, MD, 20814
Harvey Hanerfeld (7) (9)	515,984	6.02%
3 Bethesda Metro Center, Suite 810
Bethesda, MD, 20814
Irvine N. Alpert, Executive Vice President (10)	176,984	2.04%
Jeffrey C. Ballowe, Director (11)	143,175	1.66%
D. Van Skilling, Chairman of the Board (12)	103,754	1.20%
Robert G. Brown, Director (13)	103,649	1.20%
James L. Brill, Director (14)	72,562	*
Henry G. Riner, CEO and President (15)	90,770	1.05%
Michael E.S. Frankel, Director (16)	27,103	*
Naveen Rajkumar, Chief Information Officer (17)	30,333	*
All directors and officers as a group (10 persons) (18)	1,393,591	15.17%

*	Less than 1%

(1)	Except as otherwise indicated, the persons or entities named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information in the footnotes to this table.

(2)	Under the Securities and Exchange Commission, or SEC’s rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person upon the exercise of options within 60 days of March 1, 2013.

(3)	Calculated on the basis of 8,566,263 shares of common stock outstanding as of March 1, 2013, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 1, 2013 are deemed to be outstanding for the purpose of calculating that stockholder’s beneficial ownership. On April 2, 2013, Onvia repurchased 1,242,781 shares of its common stock from Symphony Technology Group, LLC and certain affiliates in a private, non-underwritten transaction as described in a Form 8-K filed with the SEC on April 2, 2013. The repurchased shares are no longer outstanding.

(4)	According to Schedule 13D filed on June 17, 2005. Asamara, LLC has sole voting and dispositive power over 1,236,481 shares. Nadel and Gussman Energy, LLC has sole voting and dispositive power over 361,758 shares. James F. Adelson and Stephen J. Heyman are managers of Asamara, LLC and Nadel and Gussman Energy, LLC. Mr. Adelson and Mr. Heyman are reported to have shared voting and dispositive power over 1,598,239 shares.

(5)	According to Schedule 13D filed on February 10, 2012, 1,097,251 shares are owned by STG III, LP and 145,530 shares are owned directly by STG III-A, LP. STG III GP, LP is the sole general partner of STG III, LP and STG III-A, LP and consequently has the power to vote or direct the voting, or dispose, or direct the disposition of all the shares. STG UGP, LLC is the sole general partner of STG III GP, LP and controls the voting or disposition of all the shares. Dr. Wadhwahi is the Manager of STG UGP, LLC and either has the sole authority and discretion to manage and conduct the affairs of STG UGP, LLC, or has veto power over the management and conduct of STG UGP, LLC. See Footnote 3 above.

(6)	According to Schedule 13G filed on February 8, 2013. Diker GP, LLC, is the general partner of Diker Value Tech Fund, LP, Diker Value Tech QP Fund, LP, Diker Small Cap Fund, LP, Diker Small Cap QP Fund, LP, Diker Micro Cap Fund LP (collectively, the “Diker Funds”), and beneficially owns 489,567 shares. Diker Management, LLC is the investment manager of Diker Funds, and beneficially owns 615,522 shares. Charles M. Diker and Mark N. Diker are the managing members of Diker GP, LLC and Diker Management, LLC, and beneficially own 615,522 shares.

(7)	Mr. Feldman and Mr. Hanerfeld are the sole owners and managing members of West Creek Capital, LLC (“West Creek”), which is the investment adviser to West Creek Partners Fund L.P., or Partners Fund, which owns 407,502 shares and WC Select LP, which owns 77,866 shares. Mr. Feldman is a member owner of Oliver Street Capital, LLC, which owns 8,386 shares. Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the shares owned by the Partners Fund and Oliver Street Capital.

(8)	Mr. Feldman’s beneficial ownership includes 407,502 shares owned by the Partners Fund, 8,386 shares owned by Oliver Street Capital, 77,866 shares owned by WC Select LP, 14,750 shares personally owned by Mr. Feldman, 38,750 shares issuable upon exercise of options granted to Mr. Feldman under the 1999 Plan, 15,812 shares issuable upon exercise of options granted to Mr. Feldman under the Onvia, Inc. 2008 Equity Incentive Plan, or the 2008 Plan, and 8,000 shares issuable upon exercise of options granted to Mr. Feldman under the 2000 Directors’ Stock Option Plan, or the Director’s Plan, all of which are exercisable within 60 days of March 1, 2013.

(9)	Mr. Hanerfeld’s beneficial ownership includes 407,502 shares owned by the Partner’s Fund, 77,866 shares owned by WC Select LP, 8,386 shares owned by Oliver Street Capital, and 22,230 shares personally owned by Mr. Hanerfeld.

(10)	Mr. Alpert’s beneficial ownership includes 70,052 shares, 682 shares held in the Unitized Fund under the Onvia 401(k) Plan, 100,000 shares issuable upon exercise of options granted to Mr. Alpert under the 1999 Plan, and 6,250 shares issuable upon exercise of options granted under the 2008 Plan, all of which are exercisable within 60 days of March 1, 2013.

(11)	Mr. Ballowe’s beneficial ownership includes 92,245 shares, 38,384 shares issuable upon exercise of options granted under the 1999 Plan, 10,546 shares issuable upon exercise of options granted under the 2008 Plan, and 2,000 shares issuable upon exercise of options granted to Mr. Ballowe under the Directors’ Plan, all of which are exercisable within 60 days of March 1, 2013.

(12)	Mr. Skilling’s beneficial ownership includes 40,152 shares, 33,750 shares issuable upon exercise of options granted under the 1999 Plan, 21,852 shares issuable upon exercise of options granted under the 2008 Plan, and 8,000 shares issuable upon exercise of options granted to Mr. Skilling under the Directors’ Plan, all of which are exercisable within 60 days of March 1, 2013.

(13)	Mr. Brown’s beneficial ownership includes 20,149 shares, 53,750 shares issuable upon exercise of options granted under the 1999 Plan, 21,750 shares issuable upon exercise of options granted under the 2008 Plan, and 8,000 shares issuable upon exercise of options granted to Mr. Brown under the Directors’ Plan, all of which are exercisable within 60 days of March 1, 2013.

(14)	Mr. Brill’s beneficial ownership includes 10,000 shares, 38,750 shares issuable upon exercise of options granted under the 1999 Plan, 15,812 shares issuable upon exercise of options granted under the 2008 Plan, and 8,000 shares issuable upon exercise of options granted to Mr. Brill under the Directors’ Plan, all of which are exercisable within 60 days of March 1, 2013.

(15)	Mr. Riners’s beneficial ownership includes 770 shares held in the Unitized Fund under the Onvia 401(k) Plan, and 90,000 shares issuable upon exercise of options granted to Mr. Riner under the 2008 Plan, all of which are exercisable within 60 days of March 1, 2013.

(16)	Mr. Frankel’s beneficial ownership includes 11,005 shares, 16,098 shares issuable upon exercise of options granted under the 2008 Plan, which are exercisable within 60 days of March 1, 2013.

(17)	Mr. Rajkumar’s beneficial ownership includes 30,333 shares issuable upon exercise of options granted under the 2008 Plan, which are exercisable within 60 days of March 1, 2013.

(18)	Includes 617,937 shares of common stock subject to options exercisable within 60 days of March 1, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Onvia’s directors, its executive officers, and persons who beneficially own more than 10% of its common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of Onvia’s common stock with the SEC.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required, the Company believes that during 2012 all reporting persons complied with all applicable filing requirements.

CORPORATE GOVERNANCE

Board of Directors and Committee Information

The Board of Directors has determined that each of Onvia’s directors, with the exception of Onvia’s President and Chief Executive Officer, is independent within the meaning of NASDAQ’s listing standards. At each Board meeting the independent directors meet in separate executive session without any member of management present. In the absence of the Chairman of the Board, the lead independent director presides over these meetings.

In 2005, our Board elected Mr. Brown to serve as “lead independent director” as a liaison with independent directors when the Chairman of the Board was also Onvia’s Chief Executive Officer, to ensure constructive relationships among the directors, and to provide leadership to enhance effectiveness at Board meetings. Following the retirement of our former Chief Executive Officer in 2010, the roles of Chairman and Chief Executive were separated, Mr. Riner was appointed the President and Chief Executive Officer, and Mr. Skilling assumed the role of Chairman. In keeping with emerging best practices in corporate governance, the Board determined that, following our former Chief Executive Officer’s retirement as Chairman, the Board would be best served by an independent Chairman. Mr. Skilling has traditional responsibilities of a board chairman, including managing the Board’s agenda. Mr. Brown continues to serve as lead director, with responsibilities including serving as a liaison from the Board to stockholders.

The Board is actively involved in oversight of risks that could affect Onvia. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Onvia.

The Board of Directors has three committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, Compensation Committee and Nominating and Governance Committee.

The Board of Directors met 16 times during 2012. During the year, all of our directors attended 75% or more of the Board meetings and meetings of the committees on which they served. The following table shows which directors presently serve on each committee and how many times the committees met in 2012.

Name	Audit	Compensation	Nominating and Governance
Jeffrey C. Ballowe		X
James L. Brill	Chair		X
Robert G. Brown	X	Chair
Roger L. Feldman	X		X
Michael E.S. Frankel		X	Chair
Henry G. Riner
D. Van Skilling
Total Meetings in 2012	4	2	3

Audit Committee

The Audit Committee provides oversight of the quality and integrity of Onvia’s accounting, auditing and financial reporting practices. It exercises its oversight obligations through regular meetings with management and Onvia’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). The Audit

Committee retains our independent auditors, reviews their independence, reviews and approves the planned scope of our annual audit, reviews and approves any fee arrangements with our auditors, oversees their work, reviews and pre-approves, as appropriate, any non-audit services that they may perform, reviews the adequacy of accounting and financial controls, reviews our critical accounting policies, and reviews and approves any related person transactions. The Audit Committee charter describes the Committee’s responsibilities. It is posted at http://media.corporate-ir.net/media_files/IROL/10/102122/Onvia_Audit_Committee_Charter_(2004)_213.pdf. The Board of Directors has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and NASDAQ rules. The Board of Directors designated James L. Brill, chair, as an “audit committee financial expert” as defined in SEC rules.

The Audit Committee is responsible for oversight of risks relating to Onvia’s accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Committee meets regularly with Onvia’s Chief Financial Officer, General Counsel, Deloitte and management. The Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the independent auditors, the status of material litigation, accounting changes that can affect Onvia’s financial statements and proposed audit adjustments.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the strategy and design of Onvia’s compensation and benefits programs, making recommendations to the Board for incentive compensation and equity based plans, making recommendations to the Board regarding the Chief Executive Officer’s compensation, reviewing and approving salaries and incentive compensation of Onvia’s executive officers, and administering Onvia’s stock option and incentive compensation plans. The Compensation Committee’s charter describes the Committee’s responsibilities. It is posted at http://media.corporate-ir.net/media_files/IROL/10/102122/Compensation_Committee_Charter_213.pdf. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the NASDAQ rules, the “outside director” requirements of Section 162(m) of the Internal Revenue Code and the “non-employee director” requirements for Section 16 purposes under SEC rules.

The Compensation Committee is responsible for the oversight of risks relating to Onvia’s compensation and benefits programs. To assist it in satisfying these oversight responsibilities, the Committee meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made and the risks arising from Onvia’s compensation policies and practices. The Committee concluded that risks arising from Onvia’s compensation policies and practices are not reasonably likely to have a material adverse effect on Onvia. The Compensation Committee is directly responsible for the appointment, compensation and oversight of outside compensation consultants, legal counsel and any other advisors retained by the Committee. Although the Compensation Committee does not delegate its duties or responsibilities, it does consider the opinion of our Chief Executive Officer, Mr. Riner, when determining compensation for the executives that report to him. Mr. Riner makes no recommendations to the Compensation Committee regarding his own compensation.

Nominating and Governance Committee

The Nominating and Governance Committee identifies and recruits individuals to serve as Onvia’s directors, makes recommendations to the Board of Directors regarding director membership and chairs of the Board’s committees, advises the Board of Directors with respect to matters of Board composition and procedures, monitors emerging trends in corporate governance, develops and recommends to the Board of Directors corporate governance guidelines, considers recommended nominees submitted to the Board of Directors by stockholders, monitors company compliance with Onvia’s Code of Business Ethics and Conduct, a copy of which is available on Onvia’s website at www.onvia.com, and oversees the annual evaluation of the effectiveness of the Board of Directors and its committees. The Nominating and Governance Committee charter describes the Committee’s responsibilities. It is posted at http://media.corporate-ir.net/media_files/IROL/10/102122/Onvia_Nominating%20_Governance_Charter_213.pdf. The Board has determined that each member of the Nominating and Governance Committee meets the independence requirements of the NASDAQ rules.

The Nominating and Governance Committee is responsible for the oversight of risks relating to management and Board succession planning and stakeholder responses to Onvia’s ethics and business practices. To satisfy these oversight responsibilities, the Committee receives reports from Onvia’s officers responsible for each of these risk areas.

Stockholder Communications with Directors

We have established a communication mechanism so that our stockholders can communicate with our directors. Stockholders are welcome to communicate directly with the Board of Directors by contacting Mr. Brown, our lead director, by email at investorrelations@onvia.com with a subject line noting “Stockholder Communications to Onvia Board of Directors” or by writing to Robert G. Brown, Onvia, Inc., 509 Olive Way, Suite 400, Seattle, Washington 98101, ATTN: Stockholder Communications. Mr. Brown will forward all such stockholder communications to the entire Board of Directors, a Board committee, or an individual director, as appropriate, at the next scheduled Board of Directors or committee meeting.

Director Attendance at Annual Stockholders Meetings

Onvia invites all directors to attend the Annual Meeting of Stockholders each year. Messrs. Riner, Skilling, Frankel and Brill attended the 2012 Annual Meeting.

Code of Ethics

All of our directors, officers and employees must adhere to our code of ethics, which is publicly available on our website at www.onvia.com and is also available in print to any stockholder upon request. This code reflects our long-standing commitment to honest and ethical conduct. The code addresses a number of topics, but is designed primarily to promote:

•	Ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in the reports and documents we file with the SEC and in our other public communications;

•	Compliance with applicable laws, rules and regulations;

•	Prompt internal reporting of violations of the code; and

•	Accountability for adherence to the ethical standards set forth in the code.

Compensation Committee Interlocks and Insider Participation

None of the member of the Compensation Committee or executive officer of Onvia has, or during 2012 had, a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

DIRECTOR NOMINATIONS

The Board of Directors has adopted procedures for nominating director candidates and considering nominees recommended by stockholders (the “Nomination Procedures”). The Nomination Procedures describe the process by which director candidates are selected, the qualifications that those candidates must and should possess, and the procedure for stockholders to submit recommendations for director nominees. The Nomination Procedures are administered by the Nominating and Governance Committee and are described below.

The Nominating and Governance Committee believes that candidates for director should meet certain minimum qualifications, including being able to read and understand financial statements, having substantial business experience, having high moral character and personal integrity, and having sufficient time to attend to their duties and responsibilities to Onvia. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating and Governance Committee will also consider the potential director’s independence, whether the member would be considered an “Audit Committee Financial Expert” as described in the applicable SEC standards, and the diversity that the potential director would add to the Board of Directors in terms of gender, ethnic background, and professional experience. The Nominating and Governance Committee has not adopted a formalized diversity policy for director candidates.

The Nominating and Governance Committee identifies potential candidates through its members’ networks of contacts, by soliciting recommendations from other directors or executive officers, and, as appropriate, engaging search firms to identify and screen suitable director nominees. After the Nominating and Governance Committee has identified a potential candidate, publicly available information about the person is collected and reviewed. If the Nominating and Governance Committee decides to further pursue the potential candidate after this initial review, contact is made with the person. If the potential candidate expresses a willingness to serve on the Board of Directors, interviews are conducted with the potential candidate and additional information is requested. Candidates are chosen by a majority vote of the members of the Nominating and Governance Committee for recommendation to the Board of Directors.

Director Nominees Recommended by Stockholders

The Nominating and Governance Committee will consider director candidates recommended by stockholders on the same basis as other candidates, provided that the following procedures (in addition to others set forth in our bylaws) are followed in submitting recommendations:

1.	Stockholders desiring to nominate a director candidate should submit a written recommendation to Onvia’s Corporate Secretary at 509 Olive Way, Suite 400, Seattle, WA 98101.

2.	Submissions must include the potential candidate’s five-year employment history with employer names and a description of the employer’s business, the candidate’s experience with financial statements, and the candidate’s other board memberships.

3.	Submissions must be accompanied by a written consent of the director candidate to stand for election if nominated by the Nominating and Governance Committee and approved by the Board of Directors, and to serve if elected by the stockholders.

4.	Submissions must be accompanied by proof of ownership of Onvia’s common stock by the person submitting the recommendation.

5.	Recommendations must be received by February 8, 2014 (and no sooner than January 9, 2014) to be considered for nomination at the 2014 Annual Meeting. Recommendations received after February 8, 2014 will be considered for nomination at the 2015 Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee has three members, each of whom is an independent director under NASDAQ and SEC rules, and operates under a written charter adopted by the Board of Directors in March 2004.

The Audit Committee selects an independent registered public accounting firm to be engaged as our independent auditors. The independent auditors are responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held four meetings during 2012. The meetings were designed to facilitate and encourage communications between the Audit Committee, management, and our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2012 with management and the independent auditors.

The Audit Committee discussed and reviewed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte the issue of its independence from Onvia, and satisfied itself as to the auditors’ independence.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Audit Committee

James L. Brill, Chair

Robert G. Brown

Roger L. Feldman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

Deloitte served as our independent registered public accounting firm in 2012 and 2011. The following table shows the fees Onvia paid or accrued for audit and other services provided by Deloitte for the years ended December 31, 2012 and 2011:

	2012	2011
Audit Fees	$232,000	$288,875
Tax Fees	36,892	94,000

Total	$268,892	$382,875

Audit Fees

Audit fees for 2012 and 2011 consist of the fees paid to Deloitte for the audit of Onvia’s annual financial statements and for reviews of Onvia’s financial statements included in Onvia’s Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2012 and 2011.

Audit-Related Fees

There were no audit-related fees during 2012 or 2011.

Tax Fees

Tax fees consist of various tax compliance and permissible and pre-approved consulting services for the fiscal years ended December 31, 2012 and 2011.

All Other Fees

There were no other fees that were not included above for the fiscal years ended December 31, 2012 and 2011.

The Audit Committee’s charter provides that it shall pre-approve all audit and non-audit services. The Audit Committee pre-approved all services provided by our auditor in 2012. The Audit Committee has considered the role of Deloitte in providing non-audit services to Onvia and has concluded that such services are compatible with Deloitte’s independence as our auditors.

A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer questions.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid to or earned by our President and Chief Executive Officer and the two other most highly compensated executive officers based on 2012 compensation (together, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Henry G. Riner President and CEO	2012	$350,000	$—	$—	$—	$—	$—	$350,000
	2011	$350,000	$—	$—	$—	$—	$7,500	$357,500

Irvine N. Alpert (1) Executive Vice President	2012	$180,000	$—	$—	$—	$46,500	$—	$226,500
	2011	$180,000	$—	$—	$—	$92,728	$—	$272,728

Naveen Rajkumar Sr. VP, Chief Information Officer	2012	$200,000	$—	$—	$—	$—	$—	$200,000
	2011	$200,000	$—	$23,954	$—	$—	$—	$223,954

(1)	Mr. Alpert’s non-equity incentive compensation in 2012 consists of $46,500 in sales commissions pursuant to his commission agreement with Onvia.

Other Compensatory Arrangements

The Named Executive Officers participate in medical, dental, life and disability insurance plans provided to all of our employees.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer at the end of fiscal year 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Share)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Value of Shares or Units of Stock That Have Not Vested ($)
Henry G. Riner (1)	78,000	102,000	$2.96	10/04/2010	10/04/2020	—

Irvine N. Alpert	30,000	—	$2.55	1/31/2003	1/31/2013	—
	100,000	—	$7.50	11/29/2004	11/29/2014	—

Naveen Rajkumar (2)	—	—	$—			5,814	(3)	$23,954
	2,333	1,667	$8.00	01/04/2010	01/04/2020	—
	2,333	1,667	$9.00	01/04/2010	01/04/2020	—
	2,333	1,667	$10.00	01/04/2010	01/04/2020	—
	2,333	1,667	$11.00	01/04/2010	01/04/2020	—
	2,333	1,667	$12.00	01/04/2010	01/04/2020	—
	4,166	5,834	$2.98	11/09/2010	11/09/2020	—

(1)	Mr. Riner’s unexercisable options have a five year vesting schedule, with twenty percent vesting upon the first anniversary of the grant date and ratable monthly vesting thereafter until fully vested in October 2015.

(2)	Mr. Rajkumar’s unexercisable options have a five year vesting schedule, with twenty percent vesting upon the first anniversary of the grant date and ratable monthly vesting thereafter until fully vested in January 2017.

(3)	Amount shown represents the number of shares of common stock underlying restricted stock units awarded under the 2008 Plan, which vests in full on December 31, 2013.

Employment Agreements and Potential Payments upon Termination or Change in Control

Each of our Named Executive Officers is entitled to certain payments and benefits in the event of a termination of employment or a change in control transaction.

Under Mr. Riner’s employment arrangement, Mr. Riner receives an annual base salary (currently $350,000). On October 4, 2010, his first day of employment, Mr. Riner was granted a stock option to purchase 180,000 shares of common stock under Onvia’s 2008 Equity Incentive Plan, vesting 20% after one year with the remainder vesting in 48 equal monthly installments. If Mr. Riner’s employment is terminated without cause, Onvia will pay him 12 months’ base salary in exchange for a release. Mr. Riner’s employment arrangement also provided for reimbursement for reasonable relocation expenses, including air travel and shipment of household goods and automobiles and up to six months of rental housing expenses, not to exceed $2,500 a month.

Upon a change of control transaction, vesting of 20% of Mr. Riner’s unvested stock options shall accelerate. If within 12 months of a change in control transaction, Mr. Riner’s employment is terminated without cause or for good reason, vesting of 100% of Mr. Riner’s unvested stock options shall accelerate.

Onvia’s Board of Directors approved a severance package in July 2010 for the then executives of the Company, including the Named Executive Officers. Upon termination of employment with Onvia without cause or by the executive for good reason, the Named Executive Officers will receive six months of (i) base salary, and (ii) medical and dental insurance benefits. Upon a change in control transaction, one hundred percent of the then-unvested options granted to the executive shall vest if such options are not assumed by the successor corporation (twenty-five percent if such options are assumed). If such options are assumed and the executive’s employment is either terminated other than for cause or good reason within twelve (12) months of a change of control transaction, one hundred percent of the Named Executive Officer’s then-unvested options shall vest and become exercisable. In addition, Mr. Alpert and Onvia entered into an employment agreement in February 2002. Pursuant to this agreement, Mr. Alpert will receive (in addition to the severance benefits described above) six months of accelerated vesting on unvested options upon termination of employment by Onvia without cause or by Mr. Alpert for good reason. Upon termination of Mr. Alpert’s employment due to Mr. Alpert’s disability, Mr. Alpert will receive base salary and medical and dental insurance benefits for ninety (90) days following the effective date of such termination.

Termination of employment for “cause” means: (i) any material and willful misconduct, fraud, or bad faith on the part of the executive in the performance of the executive’s duties as an employee of Onvia; (ii) the conviction of the executive of, or the entry of the executive of a plea of guilty or no contest to, any felony; (iii) the material breach by the executive of any provision in any material agreement between the executive and Onvia, if such breach is unremediated within 30 days after the executive receives written notice of such breach; (iv) the failure of the executive to comply with any lawful order or instruction of Onvia’s Board of Directors or its Chief Executive Officer within five days after written notice of such failure; or (v) the executive’s repeated and serious violations of the published and written rules or policies of Onvia.

Termination of employment by the executive for “good reason” means: (i) Onvia’s material breach of the terms of any employment agreement; (ii) the assignment to the executive of any duties that are substantially inconsistent with or materially diminish the executive’s position; (iii) a material reduction of the executive’s salary, or material adverse modifications to the stock options awarded to the executive, or material reduction in the executive’s total compensation hereunder; or (iv) a requirement that the executive be based at any office or location more than fifty miles from the executive’s primary work location.

Only terminations of employment by Onvia without cause or by the Named Executive Officer for good reason or termination of employment due to disability will trigger the severance benefits described above.

Upon termination, and as a condition to the receipt of any severance payments or option acceleration, each Named Executive Officer must sign a release agreement and is subject to certain non-compete and non-solicitation provisions, which generally last one year after termination of employment, as well as certain confidentiality and non-disparagement obligations, which last indefinitely.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF

NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are able to vote to approve, on a nonbinding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the Exchange Act requirements, we are providing our stockholders with an opportunity to express their views on our named executive officers’ compensation. Although this advisory vote is nonbinding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

Our executive compensation program is designed to:

•	Attract qualified, experienced executive officers who will enable us to achieve our business objectives;

•	Retain and motivate our executive officers to achieve superior performance;

•	Reward performance; and

•	Align the interests of our executive officers with those of our stockholders by motivating them to increase stockholder value.

We encourage stockholders to read the Executive Compensation section in this Proxy Statement. The Compensation Committee and our Board of Directors believe that our executive compensation programs are effective in achieving our goals and that the named executive officers in this Proxy Statement have contributed to our success.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Onvia, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Executive Compensation section, the Summary Compensation Table, and the other related tables and disclosures in the Proxy Statement for the 2013 Annual Meeting of Stockholders of Onvia, Inc.

The Board of Directors Recommends a Vote “FOR”

the Advisory Resolution to Approve the Compensation of our Named Executive Officers.

PROPOSAL NO. 3: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote, on a nonbinding, advisory basis, for their preference on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal 2 above. Stockholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may abstain from casting a vote on this proposal.

The board of directors has determined that holding an advisory vote to approve the compensation of our named executive officers every three years is the most appropriate policy at this time, and recommends that future advisory votes to approve the compensation of our named executive officers occur every third year. We believe that holding this advisory vote every three years will provide us with appropriate feedback on compensation decisions for our named executive officers while also providing an appropriate time period to respond to the prior say-on-pay vote.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding, the Board of Directors and the Compensation Committee will carefully review the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.

The Board of Directors Recommends a Vote to Conduct Future Advisory Votes

to Approve the Compensation of our Named Executive Officers Every Three Years.

Director Compensation

General Description of Director Compensation

Onvia’s directors receive an initial stock option grant to purchase 4,000 shares of our common stock under our 2008 Equity Incentive Plan (“2008 Plan”) upon becoming an outside director, vesting over four years with a ten-year term and with an exercise price equal to the fair market value of Onvia common stock as of the grant date. Each independent director receives an automatic annual stock option grant to purchase 1,000 shares of our common stock under our 2008 Plan on the date of each Annual Meeting, vesting 100% in twelve months, with a ten-year term and with the exercise price equal to the fair market value of Onvia common stock as of the grant date. At the 2012 Annual Meeting, Mr. Ballowe, Mr. Brill, Mr. Brown, Mr. Feldman, Mr. Frankel and Mr. Skilling each was granted an option to purchase 1,000 shares of our common stock under our 2008 Plan.

In addition, the Board of Directors approved a policy to compensate each director who is an independent director as follows: (i) $5,000 per quarter ($7,500 per quarter for the lead director and Chairman) for attendance at Board and committee meetings during such quarter; and (ii) a stock option grant to purchase 18,750 shares of our common stock on the date on which such director first qualified as an independent director, vesting over four years with a ten-year term and with an exercise price equal to the fair market value of Onvia common stock as of the grant date, followed by annual stock option grants to purchase 5,000 shares (10,000 shares for the lead director and Chairman) of our common stock, vesting over four years with a ten-year term and with an exercise price equal to the fair market value of Onvia common stock as of the grant date, on each anniversary date of the 18,750 share grant. These stock option grants are made under our 2008 Plan. Mr. Ballowe, Mr. Brill, Mr. Feldman and Mr. Frankel each was granted an annual stock option grant to purchase 5,000 shares under the 2008 Plan on their respective anniversary dates on which they qualified as independent directors. As the lead director, Mr. Brown was granted an annual stock option grant to purchase 10,000 shares under the 2008 Plan on his anniversary date and as Chairman, Mr. Skilling was granted an annual stock option grant to purchase 10,000 shares under the 2008 Plan on his anniversary date. Upon a change in control transaction, 100% of the then-unvested options granted under the 2008 Plan to directors shall vest if such options are not assumed by a successor corporation.

All directors are reimbursed for out-of-pocket expenses incurred in connection with activities as directors, including attendance at Board and committee meetings.

The following table presents the compensation paid to Onvia’s directors in 2012. Mr. Riner is excluded from the below table because he was not compensated for his services as director; his respective compensation as Chief Executive Officer and President is fully reflected in the Summary Compensation Table under the Executive Compensation section above.

Name	Fees Earned or Paid in Cash ($)	Grant Date Fair Value of Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jeffrey C. Ballowe (1)	$20,000	$10,912	$—	$—	$30,912
James L. Brill (1)	$20,000	$11,120	$—	$—	$31,120
Robert G. Brown (2)	$30,000	$20,310	$—	$—	$50,310
Roger L. Feldman (1)	$20,000	$11,120	$—	$—	$31,120
Michael E.S. Frankel (1)	$20,000	$10,471	$—	$—	$30,471
D. Van Skilling (2)	$30,000	$19,124	$—	$—	$49,124

(1)	Received compensation of $20,000 and 6,000 stock options under the 2008 Plan for his Board and committee service in 2012.

(2)	Received compensation of $30,000 and 11,000 stock options under the 2008 Plan for his role as the lead director or chairman and his committee service in 2012.

Aggregate Number of Outstanding Options at Fiscal Year-End

The following table presents the aggregate number of outstanding options held by each director as of December 31, 2012. Mr. Riner is excluded from the table below because his outstanding options are fully reflected in the Outstanding Awards at Fiscal Year End table under the Executive Compensation section above.

Name	Aggregate Options Outstanding (#)
Jeffrey C. Ballowe	64,384
James L. Brill	70,750
Robert G. Brown	105,750
Roger L. Feldman	70,750
Michael E.S. Frankel	34,750
D. Van Skilling	85,750

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions (as defined in SEC rules). There were no such reportable transactions since January 1, 2010. Although we have not entered into any transactions with any immediate family member of a director or executive officer of our Company, if we were to do so, any such transaction that would qualify as a “related person transaction” must be approved by our Audit Committee prior to our Company entering into such transaction. A report is made to our Audit Committee annually disclosing all related persons employed by us and related persons employed by other companies with whom we had a material relationship during that year, if any.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors does not know of any business to be considered at the 2013 Annual Meeting of stockholders other than the proposals described in this Proxy Statement. If any other matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

PROPOSALS AND DIRECTOR NOMINATIONS FOR 2014 ANNUAL MEETING

For stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act to be presented at our 2014 Annual Meeting and included in our proxy statement, stockholder proposals must be received at our principal executive offices not later than the close of business on December 10, 2013.

Our Bylaws outline the process for stockholders to nominate a director or present any other business at an annual stockholders’ meeting other than pursuant to Rule 14a-8 of the Exchange Act. Pursuant to Onvia’s amended and restated bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in Onvia’s proxy statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination at, the 2014 Annual Meeting of Stockholders, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, Onvia’s Corporate Secretary at the principal executive offices of Onvia, no earlier than the close of business on January 9, 2014, and not later than the close of business on February 8, 2014. However, if the date of the 2014 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date and less than sixty (60) days’ notice or public disclosure of the date of the meeting is given, the notice must be received not later than the tenth day following public disclosure of the meeting date. Stockholders are also advised to review Onvia’s amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the information that must accompany any such stockholder notice.

As to all such matters which Onvia does not have notice on or prior to February 8, 2014, discretionary authority shall be granted to the persons designated in Onvia’s proxy related to the 2014 Annual Meeting to vote on such proposal.

ADDITIONAL INFORMATION

A copy of Onvia’s 2012 Annual Report to Stockholders is being mailed to each stockholder with this Proxy Statement, which includes a copy of Onvia’s Annual Report on Form 10K for the year ended December 31, 2012 as filed with the SEC.

By order of the Board of Directors,

D. Van Skilling

Chairman of the Board

April 9, 2013

Seattle, Washington

DIRECTIONS

2013 Annual Meeting of Stockholders

Onvia, Inc.

509 Olive Way, Suite 400

Seattle, Washington 98101

May 9, 2013

1:00 p.m. (Pacific Time)

Onvia’s corporate office is located on Olive Way between Fifth and Sixth Avenues. The following directions direct you to the parking garage entrance located on Sixth Avenue between Olive Way and Pine Street.

Northbound on I-5:

Exit at Seneca Street (exit #165)

West on Seneca Avenue to Sixth Avenue

Turn right on Sixth Avenue

The parking garage is located on the left between Olive Way and Pine Street.

Southbound on I-5:

Exit at Union Street (exit #165B)

Turn right on Sixth Avenue

The parking garage is located on the left between Olive Way and Pine Street.

ONVIA, INC.

PROXY FOR ANNUAL STOCKHOLDERS MEETING

To Be Held May 9, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONVIA, INC.

The undersigned hereby appoints Henry G. Riner and Cameron S. Way as proxies for the undersigned, with full powers of substitution, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in Onvia, Inc. at the Annual Stockholders Meeting to be held on May 9, 2013 at 1:00 p.m. local time, at Onvia’s executive offices at 509 Olive Way, Suite 400, Seattle, Washington 98101, and any adjournment or postponements thereof with all powers the undersigned would possess if personally present. The undersigned hereby revokes any proxy previously given with respect to such stock.

This proxy, if properly executed, will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this proxy will be voted “FOR” the director nominees, “FOR” the advisory resolution on the compensation of Onvia’s Named Executive Officers, and a vote to conduct future advisory votes to approve the compensation of our Named Executive Officers every three years, and in accordance with the discretion of the proxies upon all other matters which may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors presently knows of no other matters to be brought before the meeting. PLEASE DATE AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY INTERNET OR TELEPHONE.

(Continued and to be signed on other side)

ONVIA, INC.

VOTE BY INTERNET OR TELEPHONE

24 Hours a Day – 7 Days a Week

It’s Fast and Convenient

INTERNET www.investorvote.com/ONVI	TELEPHONE 1-800-652-VOTE (8683)	MAIL

1. Go to the website listed above 2. Have your proxy card ready 3. Enter your Control Number located above your name and address 4. Follow the simple instructions on the website	1. Use any touch-tone telephone 2. Have your proxy card ready 3. Enter your Control Number above your name and address 4. Follow the simple recorded instructions	1. Mark, sign and date your proxy card 2. Detach your proxy card 3. Return your proxy card in the postage paid envelope provided

Detach proxy card here if you are voting by mail.

▼ DETACH PROXY CARD HERE ▼

Please Detach Here

▼ You Must Detach This Portion of the Proxy Card ▼

Before Returning it in the Enclosed Envelope

Please mark your votes as in this example: ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE DIRECTOR NOMINEES, “FOR” ITEM 2 AND FOR EVERY 3 YEARS ON ITEM 3.

1.	To elect as directors the three (3) nominees set forth below:

☐	FOR all the nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction:	To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

	01. James L. Brill	02. Henry G. Riner	03. D. Van Skilling

2. Approve the advisory resolution on the compensation of the Company’s Named Executive Officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAINS

Please vote, date, and sign below, and promptly return in the enclosed envelope.

Signature
Date:

Signature
Date:

NOTE: Please sign exactly as the name appears stenciled on this proxy. When signing as attorney, executors, administrators, trustee, or guardian, please set forth your full title. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.